Exhibit 3.1

COMPANY NUMBER: 604607

COMPANIES ACT 2014

__________________________________________________

A PUBLIC COMPANY LIMITED BY SHARES
__________________________________________________

CONSTITUTION

of

Aon public limited company

COMPANY NUMBER: 604607

COMPANIES ACT 2014

__________________________________________________

A PUBLIC COMPANY LIMITED BY SHARES
__________________________________________________

MEMORANDUM OF ASSOCIATION

of

Aon public limited company

COMPANY NUMBER: 604607

COMPANIES ACT 2014

__________________________________________________

A PUBLIC COMPANY LIMITED BY SHARES
__________________________________________________

MEMORANDUM OF ASSOCIATION

of

Aon public limited company

(adopted by special resolution passed on 31 March 2020)

__________________________________________________

1 The name of the company is Aon public limited company (the "Company").

2 The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3 The objects for which the Company is established are as follows:

3.1 To carry on the business of a holding company, to determine Company strategy, and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and, in particular, to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company's board of directors and to exercise its powers as a shareholder of other companies.

3.2 To carry on the business of global consulting and professional services providing advice to clients in the areas of risk, retirement and health via innovative risk management and workforce productivity solutions and to do all things usually dealt with by all persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

3.3 To carry on the business of investing in shares, bonds and other securities including investments in foreign currencies.

3.4 To invest any moneys of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.5 To acquire shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.6 To facilitate, effect, and encourage the creation, issue or conversion of, and to offer for public or private subscription, tender, purchase or exchange, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company, of any member of the group to which the Company belongs or of any other person and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.7 To purchase or by any other means acquire any freehold, leasehold or other property and real estate and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property and real estate, and any buildings, factories, mills, works, wharves, roads, rigs, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property and real estate, lands, tenements or hereditaments, rights, privileges or easements.

3.8 To establish and contribute to any scheme (including any share option scheme or similar scheme) for the purchase of shares in the Company to be held for the benefit of current, or former, directors, officers, employees and consultants of, or to, the Company or any of its subsidiaries or associated undertakings, and to lend or otherwise provide money to such schemes or any such directors, officers, employees and consultants to enable them to purchase shares of the Company, in each case subject to applicable law.

3.9 To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property and real estate, investments or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return, whether equal to or less than the market value thereof and whether by way of gift or otherwise, as the board of directors of the Company shall deem appropriate and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the board of directors of the Company shall deem appropriate.

3.10 To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description so received.

3.11 To apply for, register, purchase, acquire, sell, lease, hold, use, administer, control, license or otherwise deal with any patents, brevets d'invention, copyrights, trademarks, licences, technical and industrial know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other inventing information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.12 To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to, directly or indirectly, benefit the Company.

3.13 To incorporate or cause to be incorporated any one or more subsidiaries for the purpose of carrying on any business.

3.14 To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.15 To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.16 To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.17 To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including, without prejudice to the generality of the foregoing, any company which is, for the time being, the Company's subsidiary, holding company, subsidiary of any such holding company or otherwise associated with the Company in business.

3.18 To borrow or raise finance or secure the payment of money in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of shares, stocks, debentures, debenture stock, notes, loan notes, loan stock, bonds, obligations and other securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.19 To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.20 To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, indentures, debentures and other negotiable or transferable instruments.

3.21 To subscribe for, take, purchase or otherwise acquire, hold, sell and transfer shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of, or other interests in, any other company or person.

3.22 To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.23 To constitute any trusts with a view to the issue of preferred and, deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.24 To give any guarantee in relation to the payment of any debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations or other securities of any description and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.25 To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.26 To provide for the welfare of persons in the employment of or holding office with, or formerly in the employment of or holding office with, the Company or any of its subsidiaries and associated undertakings, including directors and ex-directors and the spouses, widows, widowers and families, dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons, and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.27 To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any member of the group to which the Company belongs, whether in the course of employment with the Company or any group company or the conduct or the management of the business of the Company or any group company or in placing or assisting to place or guaranteeing the placing of any of the shares or other securities of the Company's, or any group company's capital, or any debentures or other securities of the Company or any group company or in or about the formation or promotion of the Company or any group company.

3.28 To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.29 To distribute in specie or as otherwise may be resolved all or any portion of the assets of the Company among its shareholders and, in particular, the shares, debentures or other securities of any other company owned by the Company or which this Company may have the power to dispose of.

3.30 To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.31 To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company's property or rights.

3.32 To accept stock or shares in or indentures, debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.33 To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.34 To procure the Company to be registered or recognized in Ireland or in any foreign country or in any colony or dependency of any such foreign country and to establish branches offices, places of business or subsidiaries in Ireland or any such foreign country or in any colony or dependency of any such foreign country.

3.35 To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.36 To make gifts or grant bonuses to the directors or any other persons who are, or have been, in the employment of the Company including substitute and alternate directors.

3.37 To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.38 To make or receive gifts by way of capital contribution or otherwise.

3.39 To reduce its share capital in any manner permitted by law.

3.40 To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purpose of, or in connection with, the purchase of, or subscription for, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company or of any company which is at any given time the Company's holding company.

3.41 To do and take all such things, measures, acts and actions (including, but not limited to, entering into agreements, contracts, deeds and other documents or instruments and giving undertakings, covenants, representations, warranties, indemnities and other commitments and promises) as the Company considers may be necessary or required in connection with, or incidental or conducive to, attainment of the above objects, or any of them, or as are capable of being conveniently carried on in connection therewith.

The objects specified in each paragraph of this clause 3 shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph.  None of such paragraphs, the objects therein specified nor the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects set out in the first paragraph of this clause 3, but the Company shall have full power to exercise all, or any, of the powers conferred by any part of this clause 3 in any part of the world, notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects set out in the first paragraph of this clause 3.

4 The liability of the shareholders is limited.

5 The authorised share capital of the Company is US$5,500,00 and €25,000, divided into 500,000,000 class A ordinary shares of US$0.01 each (nominal value), 50,000,000 preference shares of US$0.01 each (nominal value) and 25,000 ordinary shares of €1.00 each (nominal value).

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any preferred, deferred, qualified or other special rights and privileges and with such conditions, restrictions or qualifications, whether in regard to preference, dividends, capital (including return of capital), voting or otherwise, and may be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto, such rights shall not be alterable otherwise than pursuant to the provisions of the Company's articles of association for the time being in force.

For the purposes of this memorandum of association: (a) a reference to the Act means the Companies Act 2014 (including any statutory modification or re-enactment of it for the time being in force), (b) the terms holding company, subsidiary, associated undertaking and member have the meanings ascribed to such terms in section 7, section 8, paragraph 20 of Schedule 4 and section 168 of the Act, respectively; (c) the term group means the group of companies comprising the Company and its subsidiaries from time to time, (d) the term shareholder, insofar as it refers to the Company means a member of the Company; (e) the term company (except where used in reference to the Company) means and includes any body corporate, corporation, company, partnership, limited liability company or any body of persons, whether incorporated or not incorporated in Ireland or elsewhere in any other part of the world), (f) the words including and includes shall not be given a restrictive interpretation and shall be deemed to be followed by the words "without limitation" and (g) unless a clear contrary intention appears, the word or shall be deemed to be used in the inclusive sense of "and / or".

COMPANY NUMBER: 604607

COMPANIES ACT 2014

__________________________________________________

A PUBLIC COMPANY LIMITED BY SHARES
__________________________________________________

ARTICLES OF ASSOCIATION

of

Aon public limited company

Minutes	37
The seal	38
Registers	38
Dividends	38
Capitalisation of profits and reserves	42
Record dates	43
Accounts	43
Communications	44
Destruction of documents	46
Untraced members	47
Winding up	48
Indemnity	49
Dispute resolution	49

COMPANY NUMBER: 604607

COMPANIES ACT 2014

__________________________________________________

A PUBLIC COMPANY LIMITED BY SHARES
__________________________________________________

ARTICLES OF ASSOCIATION

of

Aon public limited company

(adopted by special resolution passed on 31 March 2020)

__________________________________________________

Preliminary

Definitions

1. In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2014 including any modification or re-enactment of it for the time being in force;

Aon UK means Aon plc, a company incorporated under the law of England and Wales with registered number 07876075;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the statutory auditors of the Company appointed in accordance with the Act;

the board means the directors or any of them acting as the board of directors of the Company;

certificated share means a share in the capital of the Company which is held in physical certificated form and references in these Articles to a share being held in certificated form shall be construed accordingly;

Class A Ordinary Shares means the class A ordinary shares of US$0.01 each (nominal value) in the capital of the Company, which shall rank pari passu in all respects;

clear days in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Company means Aon public limited company a public limited company incorporated in Ireland with company number 604607;

Euro Ordinary Shares means the ordinary shares of €1.00 each (nominal value) in the capital of the Company;

Depositary means any depositary, custodian or nominee approved by the board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by other individuals;

director means a director of the Company;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

Exchange Act means the US Securities Exchange Act of 1934, as amended from time to time;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share, or where the context permits, the members whose names are entered into the register as joint holders of shares in the capital of the Company;

Ireland means Ireland (excluding Northern Ireland);

member means a member of the Company within the meaning of Section 168 of the Act;

office means the registered office of the Company;

paid means paid or credited as paid;

Preference Shares means the preference shares of US$0.01 each (nominal value) in the capital of the Company;

redeemable shares has the meaning given to that term in section 66(4) of the Act;

register means the register of members of the Company;

Rights' Plan has the meaning given to that term in Article 22;

Scheme means the scheme of arrangement proposed to be made under Part 26 of the UK Companies Act 2006, as amended, between AON UK and its shareholders, with or subject to any modification, addition or condition approved or imposed, pursuant to which, if declared effective, the Company shall become the holding company of AON UK;

Scheme Effective Time means the time and date on which the Scheme becomes effective;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 44 of the Act;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

share means a share in the capital of the company;

treasury shares means treasury shares within the meaning of section 109 of the Act;

Uncertificated Securities Regulations means the Companies Act 1990 (Uncertificated Securities) Regulations 1996 (SI 2001 No. 68 of 1996) which are carried over by Schedule 6 of the Act, including any modification thereof and any legislation, order, regulation, instrument or subordinate legislation relating to the holding, evidencing of title to, or the transfer of, uncertificated shares or other securities (and all legislation, rules or other arrangements made under or by virtue of such provisions) in force from time to time; and

uncertificated share means a share in the capital of the Company which is not held in physical certificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly.

Construction

2. References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding the terms.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations

Words or expressions contained in these Articles which are not defined in Article 1 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date these Articles took effect) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

Any reference to a dividend includes any dividend or other distribution, in cash or by the distribution of assets, paid or distributed to holders of shares out of the profits of the Company available for distribution, and includes final dividends, interim dividends and bonus dividends.

Any reference to an officer in these Articles means any executive that has been designated by the Company as an "officer" and, for the avoidance of doubt, shall not have the meaning given to such term in the Act, and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Act.

In these Articles: (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

Optional Provisions of the Act

3. Without prejudice to section 1007(4) of the Act and save as otherwise expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any "optional provisions" (as defined in section 1007(2) of the Act), any such optional provisions shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions.

Sections 43(2), 43(3), 66(4), 77 to 81, 95(1)(a), 96(2) to (11), 124, 125, 126, 144(3), 144(4), 148(2), 158, 159, 160, 161, 162, 181(6), 182(2) and (5), 183(3) and (6), 187, 188, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092 and 1113 of the Act shall not apply to the Company.

Share capital

Share Capital	4. The authorised share capital of the Company is US$5,500,000 and €25,000, divided into 500,000,000 class A ordinary shares of US$0.01 each (nominal value), 50,000,000 preference shares of US$0.01 each (nominal value) and 25,000 ordinary shares of €1.00 each (nominal value).

Shares with special rights	5. Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such preferred, deferred, qualified or other special rights and privileges and with such conditions restrictions or qualifications, whether in regard to preference, dividend, capital (including return of capital), voting or otherwise (including, without prejudice to the generality of the foregoing but subject to the provisions of the Act, shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holders) as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

Classes of shares

6. Subject to Article 5, and without limitation, the Company may issue the following shares in the capital of the Company with the rights attaching to them as follows:

(a) Class A Ordinary Shares: Class A Ordinary Shares shall be issued with voting rights attached to them and each Class A Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company that have voting rights for voting purposes.  Each Class A Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared.  Each Class A Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a winding up of the Company.  Class A Ordinary Shares may be issued as redeemable shares, at the option of the board.

(b) Preference Shares: Preference Shares may be issued in one or more classes or series with or without voting rights attached to them, with the board to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to the other shares in the capital of the Company.  The board may determine any other terms and conditions of the Preference Shares, including with regards to their rights: (i) to receive dividends (which may include, without limitation, the right to receive preferential or cumulative dividends); (ii) to distributions made by the Company on a winding up; and (iii) to be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices or at such rates of exchange and with such adjustments as may be determined by the board.  Preference Shares may be issued as redeemable shares, at the option of the board.  Notwithstanding any other provision of these Articles, the rights conferred upon any holder of any existing shares or class of shares shall be deemed not to be varied by the creation, issue and allotment of Preference Shares.

(c) Euro Ordinary Shares: The Euro Ordinary Shares shall rank pari passu with, and have the same rights, and be subject to the same restrictions, as the Class A Ordinary Shares until the Scheme Effective Time.  From the Scheme Effective Time:

(i)  the holders of the Euro Ordinary Shares shall not be entitled to receive notice of, attend, speak or vote at, any general meeting;

(ii) the holders of the Euro Ordinary Shares shall not be entitled to receive any dividend declared, made or paid or any return of capital (save as provided for in this Article) and shall not be entitled to any further right of participation in the assets of the Company;

(iii) on a winding up of the Company, or other return of capital by the Company (other than on a redemption of any class of shares in the capital of the Company), the holders of the Euro Ordinary Shares shall be entitled to participate in such winding up or return of capital, provided that such entitlement shall be limited to the repayment of the amount paid up or credited as paid up on the Euro Ordinary Shares and shall be paid only after the holders of the Class A Ordinary Shares shall have received payment in respect of such amount as is paid up or credited as paid up on the Ordinary Shares held by them at that time, plus the payment in cash of €5,000,000 on each such Class A Ordinary Share; and

(iv) the Company as agent for the holders of Euro Ordinary Shares shall have the irrevocable authority to authorise and instruct the secretary (or any other person as the directors determine) to acquire, or to accept the surrender of, the Euro Ordinary Shares for no consideration or for valuable consideration and to execute on behalf of such holders such documents as are necessary in connection with such acquisition or surrender, and pending such acquisition or surrender to retain the certificates, to the extent issued, for such Euro Ordinary Shares.  Any request by the Company to acquire, or for the surrender of, any Euro Ordinary Shares may be made by the directors depositing at the office a notice addressed to such person as the directors shall have nominated on behalf of the holders of Euro Ordinary Shares.  A person whose shares have been acquired or surrendered in accordance with this Article 6(c) shall cease to be a holder of such Euro Ordinary Shares but shall notwithstanding remain liable to pay the Company all monies which, at the date of acquisition or surrender, were payable by him or her to the Company in respect of such shares, but his or her liability shall cease if and when the Company has received payment in full of all such monies in respect of such shares.

Uncertificated shares	7. Subject to the provisions of the Act, the board may permit the holding of shares in any class of shares in uncertificated form.

Not separate class of shares	8. Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

Exercise of Company's entitlements in respect of uncertificated shares

9. Where the Company is entitled under any provision of the Act or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Act and these Articles:

(a) to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; and

(b) to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

Powers of allotment

Allotment authority - section 1021	10. The directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined by the said section 1021) up to the amount of Company's authorised share capital as of the date of adoption of these Articles (including any shares acquired or redeemed by the Company pursuant to the provisions of the Act and held as treasury shares) and, unless it is renewed or a longer period of time is allowed under applicable law, this authority shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such authority, make an offer or agreement which would, or might, require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this Article 10 had not expired.

Pre-emption disapplication - section 1023(3)	11. The directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by Article 10 as if section 1022(1) of the Act did not apply to any such allotment and, unless it is renewed or a longer period of time is allowed under applicable law, this power shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such power, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 11 had not expired.

Residual allotment powers

12. Subject to the provisions of the Act relating to the allotment of shares (including allotment authority and pre-emption rights) and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 17:

(a) all shares for the time being in the capital of the Company shall be at the disposal of the directors;

(b) the directors may reclassify, allot (with or without conferring a right of renunciation), issue, grant options over and dispose of, or otherwise deal with, shares, options, equity awards, rights over shares, warrants, other securities and derivatives in, or of, the Company to such persons, at such times and on such terms and conditions as they deem advisable; and

(c) subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which the Company is subject, the directors may, from time to time, grant to such persons, for such periods and upon such terms as the directors deem advisable, options to purchase or to subscribe for such number of shares of any class or classes or of any series of any class, and to cause warrants or other appropriate instruments evidencing such options to be issued.

Committee authorised to allot	13. To the extent permitted by the Act, shares may also be allotted by a committee of the directors or by any other person where such committee or person is so authorised by the directors.

Permissible letters of allotment	14. The Company may issue permissible letters of allotment (as defined by section 1019 of the Act).

Instalments	15. If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the holder of the share.

Renunciation of allotment	16. The board may at any time after the allotment of any share but before any person has been entered in the register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the board may think fit to impose.

Redemption and purchase of own shares

17. Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares or class of shares, the Company may:

(a) pursuant to section 66(4) of the Act, issue any shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holders of such shares on such terms, conditions and manner of redemption of shares as the board may determine provided that it does so before the shares are allotted;

(b) redeem shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles

(c) subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and may re-issue such treasury shares as shares of any class or classes, or cancel them;

(d) purchase any of its own shares (including any redeemable shares and without any obligation to purchase on any pro rata basis as between the holders of shares, including holders of shares of the same class) and may cancel any shares so purchased or hold them as treasury shares and may reissue any such shares as shares of any class or classes, or cancel them; and/or

(e) convert any of its shares into redeemable shares.

Payment for shares redeemed or purchased	18. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act. Unless the directors determine otherwise, the holder of any shares being purchased or redeemed shall be bound to deliver up to the Company at its office or such other place as the directors shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

Purchases to be effected as redemptions	19. Unless the directors specifically elect to treat such acquisition as a purchase for the purposes of the Act, a share shall be automatically deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person (who may or may not be a member) pursuant to which the Company acquires, agrees to acquire or will acquire a share, or an interest in a share, from such person, save for an acquisition otherwise than for valuable consideration pursuant to section 102(1)(a) of the Act. In these circumstances, the acquisition of such share or interest in a share by the Company, save where acquired otherwise than for valuable consideration pursuant to section 102(1)(a) of the Act, shall constitute the redemption of a redeemable share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any share a redeemable share.

Commissions	20. The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Act. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not recognised	21. Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder's absolute right to the entirety of the share (or fractional part of the share). This shall not preclude the Company from requiring the holder or a transferee of a share to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

Shareholder Rights' Plan

22. Subject to applicable law, the directors are hereby expressly authorised to adopt any shareholder rights' plan (Rights' Plan) upon such terms and conditions as the directors deem expedient, including, without limitation, where the directors are of the opinion that a Rights' Plan could grant them additional time to gather relevant information or pursue strategies in response to or in anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interests therein.  The directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for shares in accordance with the terms of a Rights' Plan.  The duties of the directors to the Company under applicable law, including, but not limited to, the Act and common law, are hereby deemed amended and modified such that the adoption of a Rights' Plan and any actions taken thereunder by the directors (if so approved by the directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.

Financial Assistance

Financial assistance	23. Save as permitted by the Act, the Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provisions of security or otherwise, any financial assistance for the purpose of an acquisition made or to be made by any person of any shares in the Company or, where the Company is a subsidiary, in its holding company.

Variation of rights

Method of varying rights

24. Subject to the provisions of the Act, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a) with the written consent of the holders of three-quarters in nominal value of the issued shares of the class, which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise.

When rights deemed to be varied

25. For the purposes of Article 24, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a) the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b) the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares.

Share certificates

Members' rights to certificates

26. Save where the conditions of issue provide otherwise  (but subject to the provisions of the Act), every member, on becoming the holder of a share shall be entitled, without payment, to one certificate for all the shares of each class held by him or her (and, on transferring a part of his or her holding of shares of any class, to a certificate for the balance of his or her holding of shares).  He or she may elect to receive one or more additional certificates for any of his or her shares if he or she pays a reasonable sum determined from time to time by the board for every certificate after the first.  Every certificate shall:

(a) be executed under the seal or otherwise in accordance with Article 173 or in such other manner as the board may approve; and

(b) specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.  Shares of different classes may not be included in the same certificate.

Replacement certificates

27. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

Lien

Company to have lien on shares	28. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement of lien by sale	29. The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale	30. To give effect to that sale the board may authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the powers of the Company under Article 9 to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money and his or her title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale, and after the name of the purchaser has been entered in the register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

Application of proceeds

31. The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable.  Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated share or an uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

Calls on shares

Power to make calls	32. Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company the amount called on his or her shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him or her even if the shares in respect of which the call was made are subsequently transferred.

Time when call made	33. A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders	34. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable	35. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding the appropriate rate (as defined in the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls	36. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls	37. Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

38. The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him or her.  Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment.  The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution in a general meeting otherwise directs) the appropriate rate (as defined in the Act).

Forfeiture and surrender

Notice requiring payment of call	39. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than 14 clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance	40. If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited shares	41. Subject to the provisions of the Act, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the powers of the Company under Article 9. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture	42. A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is held in certificated form, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him or her to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender	43. The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights	44. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Act.

Evidence of forfeiture or surrender

45. A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.  The declaration shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share.  The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his or her title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share, and after the name of the purchaser has been entered in the register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

Transfer of shares

Transfer of share

46. Subject to these Articles and without prejudice to any power of the Company to register as a member a person to whom the right to any shares that has been transmitted by operation of law, a holder may transfer all or any of his or her shares:

(A) in the case of certificated shares, by an instrument of transfer in writing in any usual form or in another form approved by the board, which must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee; or

(B) in the case of uncertificated shares, without a written instrument in accordance with the Uncertificated Securities Regulations.

Execution of instruments of transfer	47. The instrument of transfer of any share may be executed for and on behalf of the transferor by the secretary or any such person that the secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name, and on behalf, of the transferor of such share or shares all such transfers of shares held by the holders from time to time. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall remain the holder of the share until the name of the transferee is entered on the register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the directors so determine.

Payment of stamp duty	48. The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to: (a) seek reimbursement of the stamp duty, at the Company's discretion, from either the transferee or the transferor of those shares; (b) set-off the stamp duty against any dividends payable to the transferee of those shares; and (c) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company's lien shall extend to all dividends paid on those shares.

Transfers of partly paid shares	49. The board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

Invalid transfers of shares

50. The board may also refuse to register the transfer of a share:

(a) unless the instrument of transfer:

(i) is lodged, duly stamped (if stampable), at the office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(ii) is in respect of only one class of shares; or

(iii) is in favour of not more than four transferees;

(b) if it is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share in accordance with Article 29; or

(c) if it is a certificated share and is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires.

Notice of refusal to register	51. If the board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company, together with reasons for the refusal.

No fee payable on registration	52. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers	53. The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall (save in the case of suspected fraud) be returned to the person lodging it when notice of the refusal is sent.

Uncertificated Share Transfer

54. The board shall, subject to compliance with the Act and applicable laws, register a transfer of title to any uncertificated share which is a held in uncertificated form in accordance with the Uncertificated Securities Regulations, except that the board may refuse (subject to any relevant requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading) to register any such transfer which is in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Securities Regulations.  If the board refuses to register any such transfer the Company shall, within two months after the date on which the instruction relating to such transfer was received by the Company, send notice of the refusal to the transferee.

Transmission of shares

Transmission	55. If a member dies, the survivor or survivors where he or she was a joint holder, and his or her personal representatives where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him or her .

Elections permitted	56. A person becoming entitled by transmission to a share may, on production of any evidence as to his or her entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by him or her registered as the transferee. If he or she elects to become the holder he or she shall send notice to the Company to that effect. If he or she elects to have another person registered and the share is a certificated share, he or she shall execute an instrument of transfer of the share to that person. If he or she elects to have himself, herself or another person registered and the share is an uncertificated share, he or she shall take any action the board may require (including without limitation the execution of any document) to enable himself, herself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required	57. The board may at any time send a notice requiring any such person to elect either to be registered himself or herself or to transfer the share. If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission	58. A person becoming entitled by transmission to a share shall, on production of any evidence as to his or her entitlement properly required by the board and subject to the requirements of Article 57, have the same rights in relation to the share as he or she would have had if he or she was the holder of the share, subject to Article 183. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he or she shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

Alteration of share capital

New shares subject to these Articles	59. All shares created by increase of the Company's share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

Fractions arising

60. Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit.  In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members.  Where the shares to be sold are held in certificated form the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer.  Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.  The buyer shall not be bound to see to the application of the purchase moneys and his or her title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

General meetings

Annual general meetings	61. The Company shall in each year hold a general meeting as its annual general meetings in addition to any other meetings in that year, and shall specify the meeting as such in the notice calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. The business of the annual general meeting shall include those matters provided for in section 186 of the Act.

Extraordinary general meetings	62. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Class meetings

63. All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a) the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all the members of that class entitled to vote, present in person or by proxy, at the relevant meeting;

(b) all votes shall be taken on a poll; and

(c) each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him or her.

Convening general meetings	64. Subject to the provisions of the Act, the board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Act, the board shall promptly convene a general meeting in accordance with the requirements of the Act.

Notice of general meetings

Period of notice	65. An annual general meeting shall be called by not less than 21 clear days' notice and no more than 60 days' notice. Subject to the provisions of the Act, all other general meetings may be called by not less than 14 clear days' notice and no more than 60 days' notice.

Recipients of notice

66. Subject to the provisions of the Act, notice of every general meeting shall be given in any manner permitted by these Articles to:

(a) every member;

(b) the personal representative of a deceased member;

(c) the assignee in bankruptcy of a bankrupt member (being a bankrupt member who is entitled to vote at the meeting);

(d) the directors and secretary of the Company; and

(e) the auditors.

Contents of notice: general

67. Subject to the provisions of the Act, the notice shall specify:

(a) whether the meeting is an annual general meeting or an extraordinary general meeting;

(b) the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 69, which shall be identified as such in the notice);

(c) the general nature of the business to be dealt with;

(d) if the meeting is convened to consider a proposed special resolution, the text or substance of that proposed special resolution; and

(e) with reasonable prominence, that: (i) a member entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her: (ii) a proxy need not also be a member; and (iii) the time by which the proxy must be received at the office (or some other place in Ireland as is specified for that purpose).

68. The notice shall include details of any arrangements made for the purpose of Article 69.

General meetings at more than one place

69. Subject to the Act, the board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world.  The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairperson of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a) participate in the business for which the meeting has been convened;

(b) hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c) be heard and seen by all other persons so present in the same way.

The chairperson of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Interruption or adjournment where facilities inadequate	70. If it appears to the chairperson of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 69, then the chairperson may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 84 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings	71. The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance	72. The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 71 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he or she shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 71. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place and/or time of meeting

73. If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 69 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 69 applies) and/or postpone the time at which the meeting is to be held.  If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 70 applies) and/or postpone the time again if it decides that it is reasonable to do so.  In either case:

(a) no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting by public announcement and in two newspapers with national circulation in Ireland and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b) a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place as may be specified by or on behalf of the Company in accordance with Article 110(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 110(b).

For the purposes of this Article 73, public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the board may deem appropriate in the circumstances.

Meaning of participate	74. For the purposes of Articles 69, 70, 71, 72 and 73, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Act or these Articles to be made available at the meeting.

Accidental omission to send notice etc.	75. The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Act or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Act or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security	76. The board and, at any general meeting, the chairperson may make any arrangement and impose any requirement or restriction as he or she considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairperson are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

Preparation of shareholder list

List of members for voting at general meetings

77. At least ten days before every general meeting, the secretary shall prepare a complete list of the members entitled to vote at the meeting.  Such list shall be:

(a) be arranged in alphabetical order;

(b) show the address of each member entitled to vote at the meeting; and

(c) show the number of shares registered in the name of each member.

Shareholder list to be available for inspection	78. The list of members prepared in accordance with Article 78 shall be available during ordinary business hours for a period of at least ten days before the meeting for inspection by any member for any purpose relevant to the meeting. The notice of the meeting may specify the place where the list of members may be inspected. If the notice of the meeting does not specify the place where members may inspect the list of members, the list of members shall be available for inspection (at the discretion of the board) at either the office or on a website. The list of members shall be available for inspection by any member who is present at the meeting, at the place and for the duration, of the meeting.

Proceedings at general meetings

Quorum	79. No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairperson, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, a quorum is the members who together represent at least the majority of the voting rights of all the members entitled to vote, present in person or by proxy, at the relevant meeting.

If quorum not present	80. If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairperson of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairperson of the meeting may, subject to the provisions of the Act, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

Chairperson	81. The chairperson, if any, of the board or, in his or her absence, any deputy chairperson of the Company or, in his or her absence, some other director nominated by the board, shall preside as chairperson of the meeting. If neither the chairperson, deputy chairperson nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairperson, the directors present shall elect one of their number to be chairperson. If there is only one director present and willing to act, he or she shall be chairperson. If no director is willing to act as chairperson, or if no director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairperson.

Directors entitled to speak	82. A director shall, notwithstanding that he or she is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

Adjournment: Chairperson's powers

83. The chairperson may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place.  No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place.  In addition (and without prejudice to the chairperson's power to adjourn a meeting conferred by Article 70), the chairperson may adjourn the meeting to another time and place without such consent if it appears to  him or her that:

(a) it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b) the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Adjournment: procedures	84. Any such adjournment may, subject to the provisions of the Act, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairperson may, in his or her absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 110 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairperson or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 110(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 69 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

Amendments to resolutions

85. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairperson, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  With the consent of the chairperson, an amendment may be withdrawn by its proposer before it is voted on.  No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error).  No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, or

(b) the chairperson in his or her absolute discretion decides that the amendment may be considered and voted on.

Methods of voting - Poll voting entrenched	86. A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

Conduct of poll	87. Subject to Article 88, a poll shall be taken as the chairperson directs and he or she may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to be taken	88. A poll on the election of a chairperson or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or at such time and place as the chairperson directs not being more than 30 days after the meeting.

Effectiveness of special resolutions	89. Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

Proposed shareholder resolutions

Content of member requests for requisitioned resolution and general meetings

90.  Where a member or members: (i) in accordance with the provisions of the Act requests the Company to call a general meeting for the purposes of bringing a resolution before the meeting; or (ii) in accordance with these Articles, gives notice of a resolution to be proposed at an annual general meeting, such request must, in each case, and in addition to the requirements of the Act, contain the following:

(a) to the extent that that request relates to the nomination of a director, as to each person whom the member(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(b) to the extent that that request relates to any business other than the nomination of a director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the member(s) or the Member Associated Person therefrom; and

(c) as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such member(s), as they appear on the Company's books, and of such Member Associated Persons, if any;

(ii) the class and number of shares of the Company which are owned beneficially and of record by such member(s) and such Member Associated Persons, if any;

(iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of stock price changes for, or to increase or decrease the voting power of, such member(s) or any such Member Associated Persons with respect to any shares of the Company (which information shall be updated by such member(s) as of the record date of the meeting not later than ten days after the record date for the meeting);

(iv) a description of all agreements, arrangements and understandings between such member and such Member Associated Persons, if any, each proposed nominee and any other person or persons (including their names) in connection with the nomination of a director or the proposal of any other business by such member(s) or such Member Associated Person, if any;

(v) any other information relating to such member or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(vi) to the extent known by the member(s) giving the notice, the name and address of any other member supporting the nominee for election or re-election as a director or the proposal of other business on the date of such request.

For purposes of this Article 90, a Member Associated Person of any member shall mean: (i) any person controlling, directly or indirectly, or acting in concert with, such member; (ii) any beneficial owner of shares owned of record or beneficially by such member; and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

91. If a request made in accordance with Article 90 does not include the information specified in that Article, or if a request made in accordance with Article 90 is not received in the time and manner indicated in Article 92, in respect of the shares which the relevant member(s) hold (the member default shares) the relevant member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 90.

Time for receiving requests

92. Without prejudice the rights of any member under the Act, a member who makes a request to which Article 90 relates, must deliver any such request in writing to the secretary at the office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the date of the first anniversary of the preceding year's annual general meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year's annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of: (i) the ninetieth (90th) calendar day prior to such annual general meeting; and (ii) the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company.  In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member's notice as described in this Article.

For the purposes of the annual general meeting of the Company to be held in 2020, references in this Article 95 to the Company's "preceding year's annual general meeting" shall be construed as references to the annual general meeting of the Company held in 2019 or, if no such meeting is held, then such references shall be construed as references to the 2019 annual general meeting of Aon UK.

Notwithstanding anything in the foregoing provisions of this Article 92 to the contrary, in the event that the number of directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year's annual general meeting, a member's notice required by this Article 92 shall also be considered as validly delivered in accordance with this Article 92, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Company's registered not later than 5.00p.m., local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

For purposes of this Article 92, public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the provisions of Article 90 or Article 91 or the foregoing provisions of this Article 92, a member shall also comply with all applicable requirements of the Act and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 90 or Article 91 and this Article 92.  Nothing in Article 90 or Article 91 or this Article 92 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Votes of members

Right to vote on a poll	93. Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member who is present in person or by proxy shall have one vote for every share of which he or she is the holder.

Votes of joint holders	94. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity	95. A member in respect of whom an order has been made by a court or official having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder may vote by his or her receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may vote by proxy. Subject to the Act, the right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours (or such lesser period as the board may determine in accordance with the provisions of the Act) before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours (or lesser time period), no account shall be taken of any part of a day that is not a working day.

Calls in arrears	96. No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him or her unless all moneys presently payable by him or her in respect of that share have been paid.

Members in default of s1062 of the Act

97. If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 1062 of the Act (a section 1062 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member, direct that:

(a) in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 1062 notice in respect of those shares), the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b) in respect of the default shares:

(i) no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 181; and

(ii) no transfer of any default share shall be registered unless:

(A) the member is not himself or herself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B) the transfer is an approved transfer.

Copy of notice to interested persons	98. The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

When restrictions cease to have effect

99. Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a) a notice of an approved transfer, but only in relation to the shares transferred; or

(b) all the information required by the relevant section 1062 notice, in a form satisfactory to the board.

Board may cancel restrictions	100. The board may at any time send a notice cancelling a direction notice.

Conversion of uncertificated shares	101. The Company may exercise any of its powers under Article 9 in respect of any default share that is held in uncertificated form.

Supplementary provisions

102. For the purposes of this Article and Articles 97, 98, 99, 100 and 101;

(a) a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 1062 of the Act which either: (i) names such person as being so interested; or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 1062 notification(s)) the Company knows or has reasonable cause to believe that the person in question is, or may be, interested in the shares;

(b) the prescribed period is 14 days from the date of service of the section 1062 notice; and

(c) a transfer of shares is an approved transfer if:

(i) it is a transfer of shares pursuant to an acceptance of an "offer" (as defined in The Irish Takeover Panel Act, 1997, as amended);

(ii) the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii) the transfer results from a sale made through a market recognised for the purpose of section 1072 of the Act or any other stock exchange outside the Ireland on which the Company's shares are normally traded.

Section 794 of the Act	103. Nothing contained in Article 97, 98, 99, 100, 101 or 102 limits the power of the Company under the Act (including under sections 1062 to 1066 of the Act).

Errors in voting	104. If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairperson, it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting	105. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairperson whose decision shall be final and conclusive.

Voting: additional provisions

106. On a poll, a member entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.

Proxies and corporate representatives

Appointment of proxy: form

107. Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting.  The appointment of a proxy shall, subject to compliance with the Act, be:

(a) in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary; subject thereto, the appointment of a proxy may be:

(i) in hard copy form; or

(ii) in electronic form, to the electronic address provided by the Company for this purpose; or

(b) in the case of a proxy relating to shares to which Article 107(a) does not apply:

(i) in any usual form or in any other form or manner of communication which the board may approve;  subject thereto, the appointment of a proxy may be:

(A) in hard copy form; or

(B) in electronic form, to the electronic address provided by the Company for this purpose.

Execution of proxy	108. The appointment of a proxy, whether made in hard copy form or in electronic form, shall, subject to the provisions of the Act, be executed in such manner as may be approved by the board from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

Proxies: other provisions	109. The board may, if it thinks fit, but subject to the provisions of the Act, at the Company's expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

Delivery/receipt of proxy appointment

110. Without prejudice to Article 73(b) or to the second sentence of Article 84, but subject to the Act, the appointment of a proxy shall:

(a) if in hard copy form, be delivered by hand or by post to the office or such other place as may be specified by or on behalf of the Company for that purpose:

(i) in the notice convening the meeting; or

(ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting,

at least 48 hours (or such lesser period as the board may determine in compliance with the provisions of the Act) and specify in any such notice or form of proxy.

(b) if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Act or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i) in the notice convening the meeting; or

(ii) in any form of proxy sent by or onbehalf of the Company in relation to the meeting; or

(iii) in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv) on a website that is maintained by or on behalf of the Company and identifies the Company,

at least 48 hours (or such lesser period as the board may determine in compliance with the provisions of the Act) and specify in any such method of notification.

The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

Authentication of proxy appointment not made by holder

111. Subject to the provisions of the Act, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a) the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b) that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

Validity of proxy appointment	112. Subject to Article 111, a proxy appointment which is not delivered or received in accordance with Article 110 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Act, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy	113. A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member's rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Company not required to check proxy votes	114. The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he or she is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

Corporate representatives

115. Any corporation which is a member of the Company (in this Article, the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares.  A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him or her to exercise his or her powers.  Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company.  Where a grantor authorises more than one person to act as its representative and they purport to exercise a power in respect of the same shares:

(a) if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b) if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

Revocation of authority

116. Subject to the Act, the termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a) whether he or she counts in deciding whether there is a quorum at a meeting;

(b) the validity of anything he or she does as chairperson of a meeting;

(c) the validity of a poll demanded by him or her at a meeting; or

(d) the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.  Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place as may be specified by or on behalf of the Company in accordance with Article 110(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 110(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

Duration of general authority

117. Unless the board determines otherwise, a proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless a contrary intention is stated in it.

Business Combinations

Shareholder approval of business combinations

118.  The adoption or authorisation of any Business Combination must be pre-approved by members of the Company representing at least two thirds in nominal value of the issued share capital of the Company (excluding shares held by the Company).  The foregoing vote shall be in lieu of any lesser vote of the holders of the voting shares of the Company voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required by law, these Articles or any agreement to which the Company is a party.

For the purposes of this Article 118, the term Business Combination shall mean the sale or lease or exchange of all or substantially all of the property and of the assets of the Company to any person.

Number of directors

Limits on number of directors	119. The number of directors shall be as the board may determine from time to time, but shall be not less than seven and no more than twenty one. Appointment of directors

Annual re-election	120. Subject to Article 121, the directors shall be elected at each annual general meeting of the Company.

Eligibility for election	121. Each director elected shall hold office until his or her successor is elected or until his or her earlier resignation or removal in accordance with Article 125, Article 136, Article 137 or, otherwise, pursuant to the Act.

122. No person shall be appointed a director at any general meeting unless:

(a) he is recommended by the board; or

(b) notice in respect of that person is given by a member qualified to vote at the meeting has been received by the Company in accordance with Article 90 and Article 92 of the intention to propose that person for appointment stating the particulars which would, if he or she were so appointed, be required to be included in the Company's register of directors, together with notice by that person of his or her willingness to be appointed.

Separate resolutions on appointment	123. Except as otherwise authorised by the Act, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

Additional powers of the Company	124. Subject to Article 119, Article 120 and Article 125, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Contested election	125. In the event that at a meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a director (each a Director Resolution) that exceeds the total number of directors that are to be appointed to the board at that meeting (the Board Number), the persons that shall be appointed shall first be the person who receives the greatest number of "for" votes (whether or not a majority of those are votes cast "for" that Director Resolution), then second shall be the person who receives the second greatest number of "for" votes (whether or not a majority of those votes are cast "for" that Director Resolution), and so on, until the number of directors so appointed equals the Board Number.

Article 125 not to apply	126. Article 125 shall not apply to any resolution proposed to be voted on at a meeting in respect of the proposed removal of an existing director and appointment of a person instead of the person so removed, which pursuant to Article 137 and the Act shall be proposed as an ordinary resolution.

Appointment by board	127. The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term. Any director so appointed shall hold office until his or her successor is elected or until his or her earlier resignation or removal in accordance with Article 125, Article 136, Article 137 or, otherwise, pursuant to the Act.

No share qualification	128. A director shall not be required to hold any shares in the capital of the Company by way of qualification. Powers of the board

Business to be managed by board	129. Subject to the provisions of the Act and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may pay all expenses incurred in forming and registering the Company and may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Exercise by Company of voting rights	130. The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

Change of the Company's name

Change of the Company's name	131. The Company's name may be changed, subject to the approval of the Registrar of Companies, by special resolution of the Company. Delegation of powers of the board

Committees of the board	132. The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him or her. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered. Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

Local boards etc.	133. The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in Ireland or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents	134. The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his or her powers, authorities and discretions, and may revoke or vary such delegation.

Offices including title "director" or "officer"	135. The board may appoint any person to any office or employment having a designation or title including the word "director" or "officer" or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be a director of the Company for any of the purposes of these Articles.

Disqualification and removal of directors

Disqualification as a director

136. A person ceases to be a director as soon as:

(a) that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law;

(b) a bankruptcy order is made against that person;

(c) a composition is made with that person's creditors generally in satisfaction of that person's debts;

(d) a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e) by reason of that person's mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f) notification is received by the Company from the director that the director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms; or

(g) that person dies.

Power of Company to remove director

137. The Company may, without prejudice to the provisions of the Act, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he or she may have for damages for breach of any such agreement).  No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his removal.  The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article.

Non-executive directors

Arrangements with non-executive directors	138. Subject to the provisions of the Act, the board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his or her services to the Company. Any such agreement or arrangement may be made on such terms as the board determines.

Ordinary remuneration	139. Each non-executive director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Additional remuneration for special services	140. Any director who does not hold executive office and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine.

Directors' expenses

Directors may be paid expenses

141. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

Executive directors

Appointment to executive office	142. Subject to the provisions of the Act, the board may appoint one or more of its body to be the holder of any executive office (including, without limitation, to hold office as president, chief executive officer and/or treasurer, but excluding that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his or her employment by the Company or for the provision by him or her of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office	143. Any appointment of a director to an executive office shall terminate if he or she ceases to be a director but without prejudice to any rights or claims which he or she may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his or her appointment to such executive office terminates.

Emoluments to be determined by the board

144. The emoluments of any director holding executive office for his or her services as such shall be determined by the board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or her or his or her dependants on or after retirement or death, apart from membership of any such scheme or fund.

Directors' interests

Authorisation under s228 of the Act

145. For the purposes of section 228 of the Act, the board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director under that section, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company.  Any such authorisation will be effective only if:

(a) any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(b) the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted.  The board may vary or terminate any such authorisation at any time.

For the purposes of the Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

Director may contract with the Company and hold other offices etc.

146. Provided that he or she has disclosed to the board the nature and extent of his or her interest, a director notwithstanding his or her office:

(a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b) may act by himself or his firm or by herself or her firm in a professional capacity for the Company (otherwise than as auditor) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a director; and

(c) may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i) in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii) with which he or she has such a relationship at the request or direction of the Company.

Remuneration, benefits etc.

147. A director shall not, by reason of his or her office, be accountable to the Company for any remuneration or other benefit which he or she derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a) the acceptance, entry into or existence of which has been approved by the board pursuant to Article 145 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b) which he or she is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 146;

nor shall the receipt of any such remuneration or other benefit constitute a breach of his or her duties under section 228 of the Act.

Notification of interests	148. Any disclosure required by Article 145 may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 231 of the Act.

Duty of confidentiality to another person

149. A director shall be under no duty to the Company with respect to any information which he or she obtains or has obtained otherwise than as a director of the Company and in respect of which he or she owes a duty of confidentiality to another person.  However, to the extent that his or her relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the board pursuant to Article 145.  In particular, the director shall not be in breach of the general duties he or she owes to the Company by virtue of section 228 of the Act because he or she fails:

(a) to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

(b) to use or apply any such information in performing his or her duties as a director of the Company.

Consequences of authorisation

150. Where the existence of a director's relationship with another person has been approved by the board pursuant to Article 142 and his or her relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he or she owes to the Company by virtue of section 228 of the Act because he:

(a) absents himself or herself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b) makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he or she reasonably believes such conflict of interest or possible conflict of interest subsists.

Without prejudice to equitable principles or rule of law

151. The provisions of Articles 149 and 150 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a) disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b) attending meetings or discussions or receiving documents and information as referred to in Article 150, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

Gratuities, pensions and insurance

Gratuities and pensions	152. The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his or her family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him or her , and may (as well before as after he or she ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

153. Without prejudice to the provisions of Article 218, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a) a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b) a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, powers or offices in relation to the relevant body or fund.

Company Property	154. Each director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use the property of the Company pursuant to or in connection with the exercise or performance of his or her duties, functions and powers as director or employee, the terms of any contract of service or employment or letter of appointment and/or any other usage authorised by the directors (or a person authorised by the directors) from time to time, and including in each case for a director's own benefit or for the benefit of another person.

Directors not liable to account	155. No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Provision in the case of cessation or transfer of undertaking

156. The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary.

Proceedings of the board

Convening meetings	157. Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board by giving notice of the meeting to each director. Notice of a board meeting shall be deemed to be given to a director if it is given to him or her personally or by word of mouth or sent in hard copy form to him or her at his or her last known address or such other address (if any) as may for the time being be specified by him or her or on his or her behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or her or on his or her behalf to the Company for that purpose. Questions arising at a meeting shall be decided by a majority of votes. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.

Quorum	158. The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be a majority of the directors then in office. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of directors if number falls below minimum	159. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairperson and deputy chairperson	160. The board may appoint one of their number to be the chairperson, and one of their number to be the deputy chairperson, of the board and may at any time remove either of them from such office. Unless he or she is unwilling to do so, the director appointed as chairperson, or in his or her stead the director appointed as deputy chairperson, shall preside at every meeting of the board at which he or she is present. If there is no director holding either of those offices, or if neither the chairperson nor the deputy chairperson is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairperson of the meeting.

Validity of acts of the board	161. All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

Resolutions in writing

162. A resolution in writing agreed to by all the directors entitled to vote at a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held.  For this purpose:

(a) a director signifies his or her agreement to a proposed written resolution when the Company receives from him or her a document indicating his or her agreement to the resolution authenticated in the manner permitted by the Act for a document in the relevant form; and

(b) the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose.

Meetings by telephone etc.	163. Without prejudice to the first sentence of Article 157, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he or she is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairperson of the meeting is. The word meeting in these Articles shall be construed accordingly.

Directors' power to vote on contracts in which they are interested

164. Except as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which he or she has an interest (other than by virtue of his or her interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his or her interest arises only because the resolution concerns one or more of the following matters:

(a) the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b) the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c) a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he or she is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he or she is to participate;

(d) a contract, arrangement, transaction or proposal concerning any other body corporate in which he or she or any person connected with him or her is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he or she and any persons connected with him or her do not to his or her knowledge hold an interest (as that term is used in Chapter 5 of Part 5 of the Act) representing one per cent. or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his or her interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e) a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him or her any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f) a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

165. The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.

Division of proposals	166. Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his or her own appointment.

Decision of Chairperson final and conclusive

167. If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairperson of the meeting and his or her ruling in relation to any director other than himself or herself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed.  If any such question arises in respect of the chairperson of the meeting, it shall be decided by resolution of the board (on which the chairperson shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairperson have not been fairly disclosed.

Secretary

Appointment and removal of secretary	168. Subject to the provisions of the Act, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him or her and the Company.

Minutes

Minutes required to be kept

169. The board shall cause minutes to be recorded for the purpose of:

(a) all appointments of officers made by the board; and

(b) all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each such meeting.

Conclusiveness of minutes

170. Any such minutes, if purporting to be authenticated by the chairperson of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

The seal

Authority to affix seal	171. The Company shall have a common seal which shall only be used by the authority of the board or of a committee of the board authorised by the board in that regard and every instrument to which the seal has been affixed shall be signed by any person who shall be either a director or the secretary or some other person authorised by the board, either generally or specifically, for the purpose.

Duplicate and securities seals	172. The Company may have for use in any place or places outside Ireland, a duplicate seal or seals each of which shall be a duplicate of the common seal of the Company except, in the case of a seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word "Securities" and if the board so determines, with the addition on its face of the name of every place where it is to be used.

Certificates for shares and debentures

173. Subject to the Act, the board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

Registers

Overseas and local registers	174. Subject to the provisions of the Act, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts

175. Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a) any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b) any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c) any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy  form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

Dividends

Declaration of dividends	176. Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Interim dividends

177. Subject to the provisions of the Act, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution.  If the share capital is divided into different classes, the board may:

(a) pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b) pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Declaration and payment in different currencies	178. Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

Apportionment of dividends	179. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in specie	180. A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation: (a) the fixing of the value for distribution of any assets; (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members; and (c) the vesting of any asset in a trustee.

Scrip dividends: authorising resolution	181. The board may, if authorised by an ordinary resolution of the Company (the Resolution), offer any holder the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend specified by the Resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 182 or, subject to those provisions, specified in the Resolution.

Scrip dividends: procedures

182. The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 181.

(a) The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b) Each holder shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a new share).  For this purpose, the value of each new share shall be:

(i) equal to the average quotation for the Company's Class A Ordinary Shares, that is, the average of the middle market quotations for those shares on the New York Stock Exchange or other exchange or quotation service on which the Company's Class A Ordinary Shares are listed or quoted as derived from such source as the board may deem appropriate, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent business days; or

(ii) calculated in any other manner specified by the Resolution,

but shall never be less than the par value of the new share.

A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(c) On or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention.  If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d) The board shall not proceed with any election unless the board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e) The board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article.  For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article.

(g) The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(h) No fraction of a share shall be allotted.  The board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i) The board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters.  Any agreement made under such authority shall be effective and binding on all concerned.

(j) The board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

Permitted deductions and retentions	183. The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him or her to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person's transferee) becomes the holder of that share.

Procedure for payment to holders and others entitled

184. Any dividend or other moneys payable in respect of a share may be paid:

(a) in cash; or

(b) by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c) by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d) by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

Joint entitlement

185. If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a) pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b) for the purpose of Article 184, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

186. A cheque or warrant may be sent by post:

(a) where a share is held by a sole holder, to the registered address of the holder of the share; or

(b) if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c) if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 200; or

(d) in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk	187. Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 184.

Interest not payable	188. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture of unclaimed dividends

189. Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company.  The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account.  Such payment shall not constitute the Company a trustee in respect of it.  The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered, or left uncashed by that member, on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member's new address.  The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

Capitalisation of profits and reserves

Power to capitalise

190. Subject to the Act, the board may with the authority of an ordinary resolution of the Company:

(a) subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company's share premium account, undenominated capital account, revaluation reserve and capital redemption reserve, if any;

(b) appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c) apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the undenominated capital account, any revaluation reserve, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

(d) allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e) where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f) authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i) the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii) the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

(g) generally do all acts and things required to give effect to the ordinary resolution.

Record dates

Record dates for dividends etc.

191. Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the board may:

(a) fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b) for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 191 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c) for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.

Accounts

Rights to inspect records	192. No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction. No member shall be entitled to require discovery of or any information respecting any detail of the Company's trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the directors it would be inexpedient in the interests of the members of the Company to communicate to the public

Sending of statutory financial statements

193. A copy of the statutory financial statements of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the directors' report and auditors' report or summary financial statements prepared in accordance with section 1119 of the Act shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one (21) clear days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other electronic means, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes, and provided further that where the directors elect to send summary financial statements to the members, any member may request that he or she be sent a hard copy of the statutory financial statements of the Company.

Communications

When notice required to be in writing	194. Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.

Methods of Company sending notice	195. Subject to Article 194 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Act or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Act which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Act shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

Methods of member etc. sending document or information	196. Subject to Article 194 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a) the determined form and means are permitted by the Act for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Act; and

(b) unless the board otherwise permits, any applicable condition or limitation specified in the Act, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the board, such document or information shall be authenticated in the manner specified by the Act for authentication of a document or information sent in the relevant form.

Notice to joint holders	197. In the case of joint holders of a share any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

Deemed receipt of notice	198. A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications	199. Subject to the Act, the Electronic Commerce Act 2000 and / any other provisions of applicable law from time to time, the board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons entitled by transmission	200. A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice	201. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his or her name is entered in the register, has been sent to a person from whom he or she derives his or her title.

Proof of sending/when notices etc. deemed sent by post

202. Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied.  A document or information sent by the Company to a member by post shall be deemed to have been received:

(a) if sent by first class post or special delivery post from an address in Ireland to another address in Ireland, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted;

(b) in any other case, on the second day following that on which the document or information was posted.

When notices etc. deemed sent by hand	203. A document or information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his or her registered address.

Proof of sending/when notices etc. deemed sent by electronic means	204. Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

When notices etc. deemed sent by website

205. A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a) when the document or information was first made available on the website; or

(b) if later, when the member is deemed by Article 202, 203 or 204 to have received notice of the fact that the document or information was available on the website.  Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant  document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

No entitlement to receive notice etc. if Company has no current address

206. A member shall not be entitled to receive any document or information that is required or authorised to be sent or supplied to him or her by the Company by a provision of the Act or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a) on at least two consecutive occasions; or

(b) on one occasion and reasonable enquiries have failed to establish the member's address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

A member to whom this Article applies shall become entitled to receive such documents or information when he or she has given the Company an address to which they may be sent or supplied.

Destruction of documents

Power of Company to destroy documents

207. The Company shall be entitled to destroy:

(a) all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b) all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c) all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d) all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e) all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f) all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in relation to destroyed documents

208. It shall conclusively be presumed in favour of the Company that:

(a) every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 207 was duly and properly made;

(b) every instrument of transfer destroyed in accordance with Article 207 was a valid and effective instrument duly and properly registered;

(c) every share certificate destroyed in accordance with Article 207 was a valid and effective certificate duly and properly cancelled; and

(d) every other document destroyed in accordance with Article 207 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(e) the provisions of this Article and Article 207 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f) nothing in this Article or Article 207 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 207 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 207; and

(g) any reference in this Article or Article 207 to the destruction of any document includes a reference to its disposal in any manner.

Untraced members

Power to dispose of shares of untraced members

209. The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a) during the period of 12 years before the date of the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b) the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c) during the relevant period and the period of three months following the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.

Transfer on sale	210. To give effect to any sale pursuant to Article 209, the board may (a) authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or (b) where the shares are held in uncertificated form, do all acts and things it considers necessary and expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer	211. An instrument of transfer executed by that person in accordance with Article 210 shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 210(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his or her title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

212. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds.  The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount.  In relation to the debt, no trust is created and no interest is payable.  The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company's business or invested in such a way as the board from time to time thinks fit.

Winding up

Disposal of assets by liquidator

213. If the Company shall be wound up and the assets available for distribution among the holders as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the holders in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively; if in a winding up the assets available for distribution among the holders shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the holders in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively, provided that this Article shall not affect the rights of the holders of shares issued upon special terms and conditions.

214. In case of a sale by the liquidator under the Act, the liquidator may by the contract of sale agree so as to bind all the holders for the allotment to the holders directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting holders conferred by the Act.

215. The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

216. If the Company is wound up, the liquidator, with the sanction of a special resolution and any other sanction required by the Act, may divide among the holders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the holders or different classes of holders.  The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no holder shall be compelled to accept any assets upon which there is a liability.

Indemnity

Indemnity to directors and officers

217. Subject to the provisions of the Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every present and former director and other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any loss or liability incurred by him or her for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company or otherwise incurred by him or her in the execution and discharge of his or her duties to the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise.

Dispute resolution

Exclusive jurisdiction of Irish courts	218. The courts of Ireland shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member's capacity as such against the Company and/or the board and/or any of the directors individually or collectively, arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles or under Irish law (including but not limited to: (i) any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company and (ii) any action asserting a claim of breach of a fiduciary or other duty owed by any director to the Company or the members).

Governing law

219. The governing law of these Articles is the law of Ireland and these Articles shall be interpreted in accordance with Irish law.

For the purposes of Articles 218 and 219, director shall be read so as to include each and any director of the Company from time to time in his or her capacity as such or as an employee of the Company and shall include any former director of the Company.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, Addresses and Description of Subscribers	Number of Shares Taken by each Subscriber
/s/ George Brady For and on behalf of MATSACK NOMINEES LIMITED 70 Sir John Rogerson's Quay Dublin 2 Ireland Body Corporate	One
Total Shares Taken	One
Signature of the above subscriber, attested by the following witness: Dated the 18th day of May 2017 /s/ Jim McGourty Name: Jim McGourty Address: 70 Sir John Rogerson's Quay, Dublin 2, Ireland